Exhibit 99.2

INSPIRED ENTERTAINMENT, INC. RECEIVES EXPECTED NASDAQ NOTIFICATION

REGARDING DELAYED FORM 10-Q

NEW YORK, New York – November 29, 2023 – Inspired Entertainment, Inc. (NASDAQ: INSE) (“Inspired” or the “Company”), a leading B2B provider of gaming content, technology, hardware and services, today announced that it received a standard notification letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating the Company was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Form 10-Q for the quarter ended September 30, 2023 with the Securities and Exchange Commission.

This notification has no immediate effect on the listing of the Company’s securities on Nasdaq. Under the Nasdaq rules, the Company has 60 calendar days, or until January 22, 2024 to file the 2023 Form 10-Q or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company submits a plan to Nasdaq, which Nasdaq accepts, Nasdaq can grant an exception of up to 180 calendar days from the Filing’s due date, or until May 7, 2024, to regain compliance. However, if the Company fails to timely regain compliance with Nasdaq Listing Rule 5250(c)(1), the Company’s common stock will be subject to delisting from Nasdaq.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of the Company’s knowledge of its business, there can be no assurance that actual results, including the impact of the restatement, will not differ materially from its expectations. Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks relating to the final impact of the restatement on the Company’s financial statements; the impact of the restatement on the Company’s evaluation of the effectiveness of its internal control over financial reporting and disclosure controls and procedures; delays in the preparation of the financial statements; the risk that additional information will come to light during the course of the Company’s financial statement and accounting policy review that alters the scope or magnitude of the restatement; and the risk that the Company will be unable to obtain, if needed, any required waivers under its debt indenture with respect to a significant delay in filing its periodic reports with the SEC, which could affect its liquidity; and the risk that the Company may not be able to satisfy the terms of the Plan of Compliance it expects to submit to Nasdaq, or that Nasdaq will accept the Plan or provide any other accommodations to the Company. The Company does not intend to update publicly any forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release may not occur.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com